Exhibit (h)(3)

ADMINISTRATION AGREEMENT

ADMINISTRATION AGREEMENT dated as of January 1, 2014, between the registered investment companies, including any portfolio/series thereof, as set forth on Schedule A (each, a “Fund” and collectively, the “Funds”) as may be amended from time to time, and Morgan Stanley Investment Management Inc., a Delaware corporation (“MSIM”).

WHEREAS, each Fund desires to retain MSIM to render certain management administrative services to the Fund, and MSIM is willing to render such services;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.         APPOINTMENT OF ADMINISTRATOR

Each Fund hereby appoints MSIM to act as administrator to the Fund for the period and on the terms set forth in this Agreement. In connection therewith, MSIM accepts such appointment and agrees to render the services and provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation herein provided. The parties hereto agree that MSIM may render and provide the services described herein directly or through the services of third parties. In connection with such appointment, each Fund has delivered or will deliver to MSIM copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

A.         Certified copies of the Declaration of Trust/Articles of Incorporation of each Fund, as applicable, as presently in effect and as amended from time to time;

B.          A certified copy of each Fund’s By-Laws as presently in effect as amended from time to time;

C.          A copy of the resolution of each Fund’s Board of Trustees/Directors authorizing this Agreement;

D.         Each Fund’s registration statement on Form N-1A/Form N-2 , as applicable, as filed with, and declared effective by, the U.S. Securities and Exchange Commission (“SEC”), and all amendments thereto;

E.          Certified copies of the resolutions of each Fund’s Board of Trustees/Directors authorizing: (1) certain persons to give instructions to the Fund’s Custodian pursuant to the Custody Contract and (2) certain persons to sign checks and pay expenses on behalf of the Fund.

F.          A copy of the Investment Advisory Agreement dated July 31, 2011 between each Fund and Morgan Stanley Investment Management Inc.

G.         A copy of the Custody Contract dated as of March 7, 2008 between each Fund and State Street Bank and Trust Company.

H.         Such other certificates, documents or opinions which MSIM may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

2.         REPRESENTATION AND WARRANTIES OF MSIM

MSIM represents and warrants to each Fund that:

A.         It is a corporation, duly organized and existing in good standing under the laws of Delaware.

B.         It is duly qualified to carry on its business in the State of New York.

C.         It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform the services contemplated in this Agreement.

D.         All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

E.         It has and will continue to have and maintain, directly or through third parties, the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.         SERVICES PROVIDED BY MSIM

MSIM shall discharge, directly, or through third parties, the following responsibilities subject to the control of the applicable Fund’s Board of Trustees/Directors, and in compliance with the objectives, policies and limitations set forth in each Fund’s registration statement, By-Laws and applicable laws and regulations.

A.         GENERAL ADMINISTRATION. Under the direction of the applicable Fund’s Board of Trustees/Directors, MSIM shall manage, administer, and conduct all of the general business activities of the Fund other than those which have been contracted to third parties by the Fund, and shall, directly or through third parties, provide the personnel and facilities necessary to perform such general business activities under the supervision of the Fund’s Board of Trustees/Directors and Executive Officers. In addition, MSIM shall oversee the performance of administrative and professional services rendered to each Fund by others.

B.          ACCOUNTING. MSIM shall, directly or through third parties, provide the following accounting services to each Fund:

i.          Maintenance of the books and records and accounting controls for the Fund’s assets, including records of all securities transactions;

ii.         Daily calculation of the net asset value for the Fund (including any portfolio/series thereof);

iii.         Accounting for dividends and interest received and distributions made by the Fund (including any portfolio/series thereof);

iv.         Preparation and filing of the Fund’s U.S. tax returns and annual and semi-annual reports;

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v.         The production of transaction data, financial reports and such other periodic and special reports as the Board of Trustees/Directors of the Fund may reasonably request;

vi.         The preparation of financial statements for the annual and semi-annual reports and other shareholder communications;

vii.         Liaison with the Fund’s independent registered public accounting firms;

viii.        Monitoring and administration of arrangements with the Fund’s custodian and depository banks;

ix.         Maintenance of (but not the payment for) the Fidelity Bond required to be maintained under the Investment Company Act of 1940 (the “1940 Act”) and preparation of the filings required in connection therewith; and

x.          assist in the preparation and the printing of the periodic updating of a Fund’s registration statement and prospectus (and, in the case of an open-end Fund, the statement of additional information), tax returns, proxy statements, and reports to its shareholders and the SEC; and

xi.         monitor the compliance of a Fund’s investment policies and restrictions.

4.         SERVICES TO BE OBTAINED INDEPENDENTLY BY THE FUND

The following shall be provided at no expense to MSIM hereunder:

A.          Organizational expenses;

B.          Services of an independent registered public accounting firm;

C.          Services of outside legal counsel (including such counsel’s review of a Fund’s registration statement, proxy materials and other reports and materials prepared by MSIM directly or through third parties under this Agreement);

D.           Any services contracted for by a Fund directly from parties other than MSIM;

E.          Trading operations and brokerage fees, commissions and transfer taxes connection with the purchase and sale of securities for its investment portfolio;

F.          Taxes, insurance premiums and other fees and expenses applicable to it operation;

G.         Investment advisory services;

H.         Costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the preparation, printing and mailing of any proxy materials;

I.          Costs incidental to Trustees’/Directors’ meetings, including fees and expenses of Trustees/Directors;

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J.          The salary and expenses of any officer or employee of a Fund;

K.         Custodian and depository banks, and all services related thereto;

L.          Transfer Agents and Dividend Disbursing Agents, and all services related thereto;

M.         Costs incidental to the preparation, printing and distribution of its registration statement and any amendments thereto, and shareholder reports;

N.         All registration fees and filing fees required under the securities laws of the United States and state regulatory authorities

O.         Fidelity bond and Trustee’s/Director’s and Officers’ liability insurance.

5.         PRICES, CHARGES AND INSTRUCTIONS

A.         Each Fund will pay to MSIM, as compensation for the services provided and the expenses assumed pursuant to this Agreement, as agreed to in a written fee schedule approved by the parties hereto (see Schedule A). MSIM shall bear the cost of heat, light, power and other utilities provided to each Fund and the cost of out-of-pocket expenses incurred in the ordinary course of providing services under this Agreement, such as telephone, fax, system usage, internal controls assurance (such as a Statement on Auditing Standards (SAS) No. 70 report), envelopes, postage and special delivery mail. Each Fund shall reimburse MSIM for all extraordinary expenses and the expenses of one or more independent pricing services, approved from time to time by the Board of Trustees/Directors of the Fund, to obtain securities prices in connection with determining the net asset value of the Fund.

B.          At any time MSIM, and third parties providing such services for the benefit of a Fund through arrangements with MSIM may apply to any officer of the Fund or officer of the Fund’s investment adviser for instructions, and may consult with legal counsel for the Fund, or its own outside legal counsel, at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by MSIM or any third party appointed by MSIM under this Agreement and MSIM and such third parties shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reliance upon such instructions. In carrying out its duties hereunder MSIM and such third parties shall be protected and indemnified in acting upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from a Fund.

6.         LIMITATION OF LIABILITY AND INDEMNIFICATION

A.         MSIM shall be responsible hereunder for the performance of only such duties as are set forth or contemplated herein or contained in instructions given to it which are not contrary to this Agreement. MSIM shall have no liability for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct.

B.          Each Fund shall indemnify and hold MSIM, and third parties providing services for the benefit of the Fund through arrangements with MSIM, harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by such person resulting from any claim, demand, action or omission by it in the performance of its duties hereunder or under such arrangements with MSIM, or as a result of acting upon any instructions reasonably believed by any such person to have been executed by a duly authorized officer of the Fund or of the Fund’s investment advisers, provided that this indemnification shall not apply to actions or omissions of MSIM, its officers, employees or agents in cases of its or their own gross negligence or willful misconduct.

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C.          Each Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above, but, if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund. In the event a Fund elects to assume the defense of any such suit and retain such counsel, MSIM or any of its affiliated persons or any third parties providing services for the benefit of the Fund through arrangements with MSIM, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless at such time the Fund specifically authorizes in writing the retaining of such counsel at the Fund’s expense.

D.         No provisions of this Agreement shall be deemed to protect MSIM or any of its directors, officers and/or employees, against liability to a Fund or its shareholders to which it might otherwise be subject by reason of any fraud, willful misfeasance or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

7.         CONFIDENTIALITY

MSIM agrees that, except as otherwise required by law or as necessary in accordance with this Agreement, MSIM will keep confidential all records and information in its possession relating to a Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of such Fund.

8.         COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

Each Fund assumes full responsibility hereunder for complying with all applicable requirements of the Securities Act of 1933, the 1940 Act and the Securities Exchange Act of 1934, all as amended, and any laws, rules and regulations of governmental authorities having jurisdiction, except to the extent that MSIM specifically assumes any such obligations under the terms of this Agreement.

MSIM shall, directly or through third parties, maintain and preserve for the periods prescribed, such records relating to the services to be performed by MSIM under this Agreement as are required pursuant to the 1940 Act and the Securities Exchange Act of 1934. All such records shall at all times remain the respective properties of the applicable Fund, shall be readily accessible during normal business hours to each, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. Records shall be surrendered in usable machine readable form.

9.         STATUS OF MSIM

The services of MSIM to each Fund are not to be deemed exclusive, and MSIM shall be free to render similar services to others. MSIM shall be deemed to be an independent contractor hereunder and shall, unless otherwise expressly provided herein authorized by a Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund with respect to this Agreement.

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10.               PRINTED MATTER CONCERNING THE FUND OR MSIM

Neither a Fund nor MSIM shall, with respect to this Agreement, publish and circulate any printed matter which contains any reference to the other party without its prior written approval, excepting such printed matter as refers in accurate terms to MSIM’s appointment under this Agreement and except as required by applicable laws.

11.               TERM, AMENDMENT AND TERMINATION

This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall remain in effect unless terminated by either party on 60 days’ prior written notice. Upon termination of the Agreement, the Fund shall pay to MSIM such compensation as may be due under the terms hereof as of the time of such termination.

12.               NOTICES

Any notice or other communication authorized or required by this Agreement to be given to any party mentioned herein shall be sufficiently given if addressed to such party and mailed postage prepaid or delivered to its principal office.

13.               NON-ASSIGNABILITY

This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party.

14.               SUCCESSORS

This Agreement shall be binding on and shall inure to the benefit of each Fund and MSIM, and their respective successors.

15.               GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.               COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

ATTEST:	ON BEHALF OF EACH EQUITY AND FIXED INCOME FUND AS SET FORTH IN SCHEDULE A

/s/ Mary E. Mullin	By:	/s/ John H. Gernon
John H. Gernon President and Principal Executive Officer

ATTEST:	ON BEHALF OF EACH MONEY MARKET FUND AS SET FORTH IN SCHEDULE A

/s/ Mary E. Mullin	By:	/s/ Kevin Klingert
Kevin Klingert President and Principal Executive Officer

ATTEST:	ON BEHALF OF MORGAN STANLEY INVESTMENT MANAGEMENT INC.

/s/ Mary E. Mullin	By:	/s/ Francis J. Smith
Francis J. Smith Executive Director

SCHEDULE A
As of April 30, 2018

Monthly compensation calculated daily by applying the following annual rates to a Fund’s average daily net assets:

FIXED INCOME FUNDS	0.080% of the daily net assets.
Morgan Stanley Global Fixed Income Opportunities Fund
Morgan Stanley Mortgage Securities Trust
Morgan Stanley U.S. Government Securities Trust
Morgan Stanley Variable Investment Series:
– Income Plus Portfolio
– Limited Duration Portfolio
EQUITY AND ASSET ALLOCATION FUNDS	0.080% of the daily net assets.
Morgan Stanley European Equity Fund Inc.
Morgan Stanley Multi Cap Growth Trust
Morgan Stanley Variable Investment Series:
– European Equity Portfolio
– Multi Cap Growth Portfolio
MONEY MARKET FUNDS	0.050% of the daily net assets.
Active Assets Government Trust
Morgan Stanley California Tax-Free Daily Income Trust
Morgan Stanley New York Municipal Money Market Trust
Morgan Stanley Tax-Free Daily Income Trust
Morgan Stanley U.S. Government Money Market Trust

Sch. A-1

Monthly compensation calculated weekly by applying the following annual rates to a Fund’s average weekly net assets:

CLOSED-END FUND	0.080% of the average weekly net assets (including an amount up to the aggregate amount of any other borrowings).
Morgan Stanley Income Securities Inc.

Sch. A-2